EXHIBIT 4.2
                             CERTIFICATE OF TRUST OF
                             FIDBANK CAPITAL TRUST I

      THIS CERTIFICATE OF TRUST of FIDBANK Capital Trust I (the "Trust"), dated July 14, 1998, is being duly executed and filed by Bankers Trust (Delaware), a Delaware banking corporation, as trustee, to form a business trust under the Delaware Business Trust Act (12 Del. C. ss. 3801 et seq.).

      1. Name. The name of the business trust formed hereby is "FIDBANK Capital Trust I".

      2. Delaware Trustee. The name and address of the trustee of the Trust with a principal place of business in the State of Delaware is:

            Bankers Trust (Delaware)

            E.A. Delle Donne Corporate Center
            Montgomery Building
            1011 Centre Road, Suite 200
            Wilmington, Delaware  19805-1266

      3. Effective Date. This Certificate of Trust shall be effective upon its filing with the Secretary of State of the State of Delaware.

      IN WITNESS WHEREOF, the undersigned, being the sole trustee of the Trust, has executed this Certificate of Trust as of the date first written above.

                                    BANKERS TRUST (DELAWARE),
                                    not  in  its  individual   capacity,   but
                                    solely as trustee


                                    By:    /s/ M. Lisa Wilkins
                                           -------------------
                                    Name:  M. Lisa Wilkins
                                    Title: Assistant Secretary